Exhibit 4.13

FIFTH AMENDMENT+

This FIFTH AMENDMENT, which is signed as of the date specified on the first signature page hereto and effective as of the dates specified in Section 2 hereof (this “Amendment”), is by and between EFR 2016-1, LLC (the “Issuer”) and Bankers Trust Company, in its capacity as indenture trustee and securities intermediary (the “Indenture Trustee”).  Whenever used in this Amendment and unless the context requires a different meaning, capitalized terms used herein and not otherwise expressly defined herein shall have the meanings assigned to such terms in Part I of Appendix A to the Indenture, dated as of January 15, 2016, by and between the Issuer and the Indenture Trustee (as amended, restated, supplemented or otherwise modified, the “Indenture”).

WHEREAS, the Issuer and the Indenture Trustee desire to amend the Indenture in certain respects; and

WHEREAS, all of the Variable Funding Note Noteholders and all of the Note Owners (the “Consenting Investors”) have executed consents (the “Investor Consents”) to this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to Indenture. The terms of the Indenture shall be amended as follows:
i.	The first paragraph of Section 10.02 of the Indenture is hereby amended by inserting the following parenthetical phrase after the words “Issuer Tax Opinion”:

“(unless such delivery is waived by such Majority Holders)”

ii.	The definition of “ACH Sweep Account Transition Date” is hereby added in the correct alphabetical order as follows:

“ACH Sweep Account Transition Date” shall mean, with respect to the ACH Sweep Account, the date on which the Master Servicer gives notice to the Noteholders that ACH payments will be directed to the related ACH Sweep Account held at Green Bank.”

iii.	The definition of “ACH Sweep Account” is hereby amended and restated as follows:
+	Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission.

***	Indicates confidential material redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted material.

“ACH Sweep Account” shall mean (a) with respect to any day prior to the ACH Sweep Account Transition Date, an account to be established prior to the Cut-Over Date at U.S. Bank National Association, bearing the account number set forth in that certain side letter dated as of July 26, 2016, by and among the Master Servicer, the Issuer, the Administrative Agent, each Variable Funding Note Noteholder and Bankers Trust, which is held by the Indenture Trustee on behalf of the Noteholders and (b) with respect to any day on or after the ACH Sweep Account Transition Date, an account established at Green Bank, bearing the account number ***, which is held by the Indenture Trustee on behalf of the Noteholders, and in each case which is (prior to, and as a condition precedent to, any amounts being deposited therein) subject to the ACH Sweep Blocked Account Control Agreement, and for which an Obligor shall (once such account is subject to an ACH Sweep Blocked Account Control Agreement) be directed to remit all ACH payments, if applicable, under its applicable Contract.”

iv.	The definition of “ACH Sweep Blocked Account Control Agreement” is hereby amended and restated as follows:

“ACH Sweep Blocked Account Control Agreement” shall mean (a) with respect to any day prior to the ACH Sweep Transition Date, the Blocked Account Control Agreement, dated as of a date prior to the Cut-Over Date, by and among Enova, the Indenture Trustee and U.S. Bank National Association, as the depositary bank and (b) with respect to any day on or after the ACH Sweep Account Transition Date, the Blocked Account Control Agreement, dated as of or before the ACH Sweep Account Transition Date, by and among Enova, the Indenture Trustee and Green Bank, as the depositary bank.”

v.	The definition of “Blocked Account Control Agreement” is hereby amended and restated as follows:

“Blocked Account Control Agreement” shall mean either (a) the Blocked Account Control Agreement, dated as of January 15, 2016, by and among the Intercreditor Agent, the Account Holder and U.S. Bank National Association, as the depositary bank or (b) any Blocked Account Control Agreement, by and among the Intercreditor Agent, the Account Holder, the Master Servicer and the depositary bank where the related account is held, which is in form and substance reasonably acceptable to the Majority Holders.”

vi.	The definition of “Collection Receipt Account” is hereby amended and restated as follows:

“Collection Receipt Accounts” shall mean the accounts (1) bearing account number ***, held by the Account Holder on behalf of the Master

Servicer at U.S. Bank National Association, (2) bearing account number ***, held by the Account Holder on behalf of the Master Servicer at Green Bank, (3) bearing account number ***, held by the Account Holder on behalf of the Master Servicer at U.S. Bank National Association and (4) any other account designated by Master Servicer in a notice to the Noteholders as an account into which Collections may be deposited, each of which shall (prior to, and as a condition precedent to, any amounts being deposited therein) be subject to a Blocked Account Control Agreement and the Intercreditor Agreement, and for which an Obligor may (once such account is subject to a Blocked Account Control Agreement and the Intercreditor Agreement) remit (i) prior to the Cut-Over Date all payments under its applicable Contract, and (ii) on and after the Cut-Over Date, all payments under its applicable Contract other than ACH payments, which shall be remitted to the ACH Sweep Account.”

vii.	The definition of “Eligible LMP Refinancing Receivable” is hereby added in the correct alphabetical order as follows:

“Eligible LMP Refinancing Receivable” means an Eligible Refinancing Receivable as to which (i) the principal balance on the date such Eligible Refinancing Receivable was originated is the same as the Outstanding Receivable Principal Balance on such date of the applicable refinanced Serviced Receivable and (ii) the final scheduled maturity date is later than the final scheduled maturity date of the applicable refinanced Serviced Receivable.

viii.	The definition of “Eligible Refinancing Receivable” is hereby amended and restated as follows:

“Eligible Refinancing Receivable” shall mean a Receivable that was (i) originated or underwritten pursuant to the Credit Policies and (ii) originated or acquired in connection with a Refinancing as to which the applicable refinanced Serviced Receivable’s status was current with no amount past due as of the date of such Refinancing.”

ix.	The definition of “Excess Concentration Limits” is hereby amended by adding the following subclauses to clause (a) thereof:
“(5)	the percentage of the Outstanding Principal Balance of such Eligible Receivables that are Eligible Refinancing Receivables shall not exceed ***%;
(6)	the percentage of the Outstanding Principal Balance of such Eligible Receivables that are Eligible LMP Refinancing Receivables shall not exceed ***%;”
x.	The definition of “Excess Concentration Limits” is hereby further amended by adding the following subclauses to clause (b) thereof:

“(5)	the percentage of the Outstanding Principal Balance of such Eligible Receivables that are Eligible Refinancing Receivables shall not exceed ***%;
(6)	the percentage of the Outstanding Principal Balance of such Eligible Receivables that are Eligible LMP Refinancing Receivables shall not exceed ***%;”
xi.

The definition of “Investment Pool Cumulative Net Loss Trigger” in Part I of Appendix A to the Indenture is hereby amended by replacing the percentages shown in the column titled “Trigger Level for Initial Term Note Investment Pool Cumulative Net Loss Ratio” with the following percentages:

Collection Period of Term Note Investment Pool	Trigger Level for Initial Term Note Investment Pool Cumulative Net Loss Ratio
1	***%
2	***%
3	***%
4	***%
5	***%
6	***%
7	***%
8	***%
9	***%
10	***%
11	***%
12	***%
13	***%
14	***%
15	***%
16	***%
17	***%
18	***%
19	***%

Collection Period of Term Note Investment Pool	Trigger Level for Initial Term Note Investment Pool Cumulative Net Loss Ratio
20	***%
21	***%
22	***%
23	***%
24	***%
25	***%
26	***%
27	***%
28	***%
29	***%
30	***%
31	***%
32	***%
33	***%
34	***%
35	***%
36	***%
37	***%
38	***%
39	***%
40	***%
41	***%
42	***%
43	***%
44	***%
45	***%

2.	Conditions Precedent to Effectiveness. This Amendment shall be effective only upon satisfaction of the following conditions precedent:

xii.	The Indenture Trustee shall have received at least one fully executed copy of this Amendment, executed by the Issuer, the Indenture Trustee and the Securities Intermediary;
xiii.	The Indenture Trustee shall have received an executed amendment to the Intercreditor Agreement, in form and substance reasonably acceptable to the Majority Holders;
xiv.

The Indenture Trustee shall have received an ACH Sweep Blocked Account Control Agreement relating to the ACH Sweep Account established at Green Bank bearing account number *** and a Blocked Account Control Agreement relating to the Collection Receipt Account established at Green Bank bearing account number ***, each in form and substance reasonably acceptable to the Majority Holders; and

xv.	the Issuer shall have paid amendment fees as specified in a separate letter agreement entered into in connection with this Amendment.

Upon the satisfaction of such conditions precedent, this Amendment shall take effect as follows:

(a)	the amendment herein to the definition of Investment Pool Cumulative Net Loss Trigger shall be effective as of November 30, 2016; and
(b)	all other provisions of this Amendment shall be effective as of the first date as of which the conditions precedent specified in this Section 2 have been satisfied.
3.

Limited Waiver. The Issuer and the Indenture Trustee (on its own behalf and on behalf of the Consenting Investors) hereby agree that, notwithstanding Section 10.02 of the Indenture, the Issuer shall not be required to deliver an Issuer Tax Opinion in connection with this Amendment.

4.

Reference to and Effect Upon the Transaction Documents.  Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Transaction Documents, and all rights of the parties thereto and all of the obligations under the Transaction Documents, shall remain in full force and effect.

5.

GOVERNING LAW.  THIS AMENDMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

6.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures of the parties hereto transmitted by facsimile or by electronic media or similar means shall be deemed to be their original signature for all purposes.
7.

Severability.  The invalidity, illegality, or unenforceability of any provision in or obligation under this Amendment in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Amendment or of such provision or obligation in any other jurisdiction.  If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; provided that if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Amendment in all other respects shall remain valid and enforceable.

8.

Further Assurances.  The parties hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

9.	Headings. The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment.
10.	Consent to Amendment. The Indenture Trustee hereby certifies, as of the date hereof, that:
xvi.	pursuant to Section 4.04(m) of the Indenture, the Indenture Trustee is the Note Registrar for the Registered Notes; and
xvii.	the Consenting Investors hold in the aggregate all of the Outstanding Principal Amount of all Outstanding Notes.

The parties hereto acknowledge that, in making the certifications in the foregoing clause (ii), the Indenture Trustee has relied solely and exclusively (without any duty to make further inquiry, including any duty to inquire whether a holder holds for the account of one or more other persons) on (A) the Certificates of Variable Funding Note Noteholders and Certificates of Term Note Owners received by it pursuant to the terms of the Indenture and as contemplated therein and (B) the Investor Consents.

[Remainder of Page Intentionally Left Blank; Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on December 14, 2016 and effective as of the dates specified in Section 2 above.

EFR 2016-1, LLC

By:/s/ Steve Cunningham
Name: Steve Cunningham
Title: CFO

Signature Page to Fifth Amendment (EFR 2016-1, LLC)

BANKERS TRUST COMPANY, as Indenture Trustee and not in its individual capacity

By:/s/ Minda Barr
Name: Minda Barr
Title: Vice President

BANKERS TRUST COMPANY, as Securities Intermediary and not in its individual capacity

By:/s/ Minda Barr
Name: Minda Barr
Title: Vice President

Signature Page to Fifth Amendment (EFR 2016-1, LLC)